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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
CUISINE SOLUTIONS, INC.:


We consent to the incorporation by reference in the registration statements, (Nos. 33-60614 and 33-60616) on Form S-8 of Cuisine Solutions, Inc. of our report dated September 4, 1998, relating to the consolidated statements of operations, changes in stockholders' equity, and cash flows of Cuisine Solutions, Inc. and subsidiaries for the year ended June 27, 1998, before the restatement of the fiscal year 2000 pooling of interests described in Note 2 to the consolidated financial statements (the Restatement), and related Financial Statement Schedule, before the Restatement, which report appears in the June 24, 2000 annual report on Form 10-K of Cuisine Solutions, Inc




                                                     KPMG LLP



Washington, D.C.
October 3, 2000










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